ASSIGNMENT OF GENERAL PARTNERSHIP INTEREST

This Assignment of General Partnership Interest (the “Transfer Agreement”), effective as of the 30th day of December, 2011, by and between The Estate of Martin H. Greenberg, referred to as “Transferor”; and Hollywood Media Corp., a Florida corporation (the “Transferee”).

W I T N E S S E T H:

WHEREAS, the Transferor desires to assign all of its partnership interest in Tekno Books, a Florida general partnership, representing a 49% partnership interest in Tekno Books, to the Transferee; and

WHEREAS, the Transferee desires to accept the assignment of Transferor’s partnership interest in Tekno Books as described herein.

NOW, THEREFORE, in consideration of the promises, the mutual covenants, conditions and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and the acceptance by the Transferee of all responsibilities and liabilities of a partner in Tekno Books, the Transferor hereby assigns and conveys unto the Transferee, effective as of the date first written above, free and clear of all liens and liabilities, all of Transferor’s partnership and ownership interest in Tekno Books and the Transferee is admitted to Tekno Books as a partner, and the parties hereto, intending to be legally bound, hereby agree as follows:

1. Power to Assign. Transferor has the full right, authority and power to assign Transferor’s interest in Tekno Books to Transferee.

2. Assignment. Transferor hereby transfers all of its partnership and ownership interest in Tekno Books to the Transferee free and clear of all liens and liabilities.

3. Acceptance of Assignment. Transferee hereby accepts all responsibilities and liabilities of a partner in Tekno Books.

4. Effective Date of Assignment. The assignment of the Transferor’s interest in Tekno Books and the admission of Transferee to Tekno Books shall be effective as of the date first above written.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

6. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date set forth above.

APPROVED AND AGREED:

TEKNO BOOKS

By:    /s/ Mitchell Rubenstein

Mitchell Rubenstein, Chief Executive Partner

TRANSFEROR

THE ESTATE OF MARTIN H. GREENBERG

By:    /s/ Rosalind M. Greenberg

Rosalind M. Greenberg, Personal Representative

TRANSFEREE

HOLLYWOOD MEDIA CORP.

By:    /s/ Mitchell Rubenstein

Mitchell Rubenstein, Chief Executive Officer

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